UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

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MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On February 16, 2022, MSCI Inc. (the “Company”), the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, entered into Amendment No. 5 (the “Amendment”) to the Revolving Credit Agreement, dated as of November 20, 2014 (as amended, the “Revolving Credit Facility”). The Amendment makes available to the Company an aggregate of $500.0 million of lender commitments, which may be drawn until February 2027.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amendment No. 5 to the Revolving Credit Agreement, dated as of February 16, 2022, among MSCI Inc., each of the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer and the other lenders party thereto.
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date:	February 18, 2022	By:	/s/ Henry A. Fernandez
		Name:	Henry A. Fernandez
		Title:	Chairman and Chief Executive Officer